Exhibit 10.1

EXECUTION VERSION

SEVERANCE AGREEMENT AND FULL AND FINAL RELEASE

This Severance Agreement and Full and Final Release (this “Severance Agreement”), by and between James E. Keller (“Former Employee”) and MAKO Surgical Corp. (“MAKO,” and together with Former Employee, the “Parties”), shall be effective as of February 3, 2012 (the “Effective Date”).

RECITALS

WHEREAS, MAKO is a medical device company engaged in the development of advanced technologies and procedures for the orthopedic market;

WHEREAS, MAKO and Former Employee entered into that certain Employment Agreement, effective as of March 22, 2010 (the “Employment Agreement”); and

WHEREAS, Former Employee has tendered his resignation to be effective as of the Effective Date and his employment with MAKO shall terminate as of the Effective Date (“Termination Date”).

AGREEMENT

NOW, THEREFORE BE IT RESOLVED, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1.        The parties agree and acknowledge that as of the Effective date hereof, the Employment Agreement is terminated and shall be of no further force effect except as set forth herein.

2.        Upon the receipt by MAKO of this fully executed Severance Agreement, MAKO will, contingent upon the representations, warranties and covenants of Former Employee set forth herein, be bound to:

(a)      pay Former Employee severance equal to six (6) months Base Salary (as defined in the Employment Agreement) at the rate currently in effect, less appropriate payroll deductions as were made during Former Employee’s period of employment in monthly installments, with the first such payment to be made in arrears on March 1, 2012.

(b)      pay Former Employee for the accrued (through the Termination Date) and unpaid Base Salary.

(c)      pay Former Employee Seventeen Thousand Nine Hundred Seventy Nine Dollars and 20/00 Cents ($17,979.20) for earned (through the Termination Date) but unused vacation for 2012.

(d)      pay Former Employee for any unreimbursed business-related expenses, in accordance with MAKO policy.

(e)      notwithstanding anything to the contrary in the 2011 Leadership Cash Bonus Plan, pay Former Employee his earned 2011 bonus if and when the Compensation Committee of the Board of Directors of MAKO approves a bonus for similarly situated employees.

1

EXECUTION VERSION

(f)      pay Former Employee Ten Thousand Six Hundred Forty Two Dollars and 37/00 Cents ($10,642.37) in a lump sum payment, to be used by Former Employee to pay for continued health insurance coverage for six (6) months under the existing MAKO plan, provided that (i) Former Employee timely completes all forms and documentation required by MAKO and/or MAKO’s insurance carrier and/or agent (including, without limitation, as required under The Consolidated Omnibus Budget Reconciliation Act (COBRA)); and (ii) Former Employee expressly acknowledges that MAKO shall not provide matching contributions to the HSA deductible during this period. Nothing in this Section 1(f) shall operate to limit Former Employee’s entitlement to continue COBRA coverage at Former Employee’s own sole expense after the expiration of the one hundred eighty (180) day period.

(g)      grant Former Employee the right, but not the obligation, for a period extending from the Termination Date until ninety (90) days thereafter, to exercise all or a portion of the Former Employee vested (as of the Effective Date) options to purchase MAKO’s common stock (the “Option”). The Option may be exercised by Former Employee’s delivery to the Company of written notice of exercise on any business day during the exercise period, at MAKO’s principal office, on the notice of election form specified by MAKO. Such notice shall specify the number of shares of stock with respect to which the Option is being exercised (“Option Shares”), the method of exercise (i.e., standard exercise, net issuance exercise, or broker assisted cashless exercise), and, to the extent applicable, shall be accompanied by payment in full of the Option price of the Option Shares plus the amount (if any) of federal and/or other taxes which MAKO may, in its judgment, be required to withhold. The minimum number of shares of stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Option Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. A copy of MAKO’s 2008 Omnibus Incentive Plan and notice of exercise form have been previously furnished to Former Employee.

3.        Notwithstanding anything to the contrary in the Employment Agreement, MAKO waives its right to receive payment from Former Employee for any or all of the Relocation Payments described in the Employment Agreement.

4.        Former Employee specifically acknowledges and agrees to the following:

(a)      In accordance with the Older Workers Benefit Protection Act, MAKO has advised Former Employee to seek advice of counsel with respect to whether Former Employee should execute this Severance Agreement; that Former Employee has a period of twenty-one (21) days in which to consider this Severance Agreement; that Former Employee also may, but need not, execute this Severance Agreement prior to the expiration of the twenty-one (21) days; and that Former Employee may revoke this Severance Agreement at any time within seven (7) days after execution. In order for any such revocation to be effective, it must in a writing delivered to MAKO and received within seven (7) days after Former Employee has executed this Severance Agreement (the “Revocation Deadline”). If Former Employee exercises the option to revoke this Severance Agreement as provided herein, Former Employee will not be entitled to any of the payments and/or benefits described in this Severance Agreement.

(b)      Former Employee has consulted with and been advised by an attorney before entering into this Severance Agreement.

(c)      Former Employee is specifically releasing, among other claims, any claims under Fla. Stat. §760.10(1)(a) (and all amendments thereto), including, without limitation, claims related to the Age Discrimination in Employment Act of 1967 and all amendments thereto.

(d)      Former Employee has not suffered a work-related injury that has not been properly disclosed to MAKO.

2

EXECUTION VERSION

(e)      Former Employee has been paid in full all wages due and owing to Former Employee for any and all work performed for MAKO.

(f)      Former Employee does not have knowledge of any facts that would give rise to a claim under the Family and Medical Leave Act.

(g)      Former Employee has not exercised any actual or apparent authority by or on behalf of MAKO that Former Employee has not specifically disclosed to MAKO.

(h)      Former Employee is not waiving rights or claims that may arise after the Effective Date that are not related to Former Employee’s employment with MAKO or separation therefrom.

(i)      Former Employee is not aware and has no knowledge of any violation, breach or infraction of or non-conformity with any federal or state law, rule or regulation applicable to MAKO’s business by MAKO or an officer, employee, agent or consultant of MAKO acting on its behalf.

(j)       Former Employee acknowledges that he has certain continued residual Section 16 obligations which he agrees to comply with.

5.        In exchange for the benefits and payments offered above, Former Employee hereby unconditionally and irrevocably releases and forever discharges MAKO and all past and present parent, subsidiary, affiliated and related corporations and their divisions, and departments, and their directors, officers, shareholders, employees and agents, and their predecessors, successors and assigns, or any of them, of and from, and agrees not to sue and not to assert against them any causes of action, claims and demands whatsoever, known or unknown, at law, in equity, or before any agency or commission of local, state and federal governments, arising, alleged to have arisen, or which might have been alleged to have arisen, or which may arise under any law including, but not limited to federal, state, or municipal anti-discrimination laws, such as the Age Discrimination in Employment Act of 1967, Older Workers Benefit Protection Act, Americans With Disabilities Act, Title VII of the Civil Rights Act of 1964, as amended in 1972, 1991; Fair Labor Standards Act, and Fla. Stat. §760.10(1)(a) (as amended from time to time), that Former Employee directly and on behalf of persons similarly situated, ever had, now has or which Former Employee’s heirs, executors, administrators, or assigns, or any of them, hereafter can, shall or may have for or by reason of any cause whatsoever, to the Effective Date. This is a general release. Former Employee expressly acknowledges that this general release includes, but is not limited to, any claims arising out of or related to Former Employee’s employment with MAKO and separation therefrom.

6.        Former Employee hereby represents and warrants that Former Employee shall have, as of the Termination Date, returned in good condition all of the MAKO property in Former Employee’s possession (collectively, the “MAKO Property”). MAKO’s discovery after the Termination Date that Former Employee has either withheld MAKO Property or damaged or attempted to damage any MAKO Property and/or property (including intellectual property) of MAKO not otherwise in Former Employee’s possession shall be grounds for immediate cessation of considerations and benefits payable to Former Employee under Paragraph 1 of this Agreement, but such cessation shall not limit or otherwise compromise other remedies available to MAKO.

7.        Former Employee hereby acknowledges that MAKO holds all right, titles and interest in and to the MAKO Property, and Former Employee hereby expressly and forever waives and such right, title and interest in or to the MAKO Property

3

EXECUTION VERSION

8.        Former Employee agrees not to apply for employment with MAKO in the future. The Parties agree and further acknowledge that Former Employee is not waiving claims or rights arising after the execution of this Severance Agreement but that Former Employee has contractually agreed not to apply for employment with MAKO in the future and this Severance Agreement shall constitute a bar of any claim that Former Employee may have should Former Employee apply for employment with MAKO in the future and not be hired.

9.        Former Employee does hereby (i) represent and warrant that as of the Effective Date; and (ii) covenant and agree that for the ten (10) year period following the Effective Date; Former Employee has and shall refrain from making any disparaging, negative or uncomplimentary statements, whether public or private, oral or written, in any form through any medium, including but not limited to, Internet postings, blogs or email communications, regarding MAKO and/or any officers or employees of MAKO, strategic partners, third party providers or MAKO’s products or services. In addition to any other remedies available to MAKO under this Severance Agreement, Former Employee’s breach of this Section 7 shall allow for disgorgement of consideration paid to Former Employee by MAKO under this Severance Agreement.

10.     The Parties understand that this Severance Agreement is made to compromise any potential claim and to avoid expenses related to such potential claim. MAKO denies any and all liability to Former Employee and nothing in this Severance Agreement shall be construed as an admission of wrongdoing by MAKO concerning Former Employee’s employment or separation.

11.      This Severance Agreement constitutes the complete understanding between the Parties. Former Employee especially acknowledges and declares that no other contract, promise or inducement has been made.

12.      Former Employee states and acknowledges that Former Employee has entered into this Severance Agreement voluntarily and on Former Employee’s own free will; that Former Employee has understood fully all the terms of the Severance Agreement; and that Former Employee has had sufficient and reasonable time to review the Severance Agreement with anyone of Former Employee’s choosing.

13.      Except as provided by law, Former Employee agrees not to disclose or publicize the terms or existence of this Severance Agreement to anyone other than Former Employee’s attorney and tax advisor. Former Employee shall not, directly or indirectly, use or divulge to any third party any of the MAKO’s confidential or privileged information or materials disclosed or made available to Former Employee by reason of Former Employee’s employment with MAKO and not generally known to the public.

14.      Former Employee acknowledges and agrees that the agreement not to disclose referenced in Paragraph 13 above shall be binding on Former Employee and that such agreement to be bound is indicated by Former Employee’s signature affixed hereto. Former Employee’s signature affixed hereto also indicates Former Employee’s agreement that this non-disclosure provision is a material element of this Severance Agreement and is a part of the consideration for MAKO entering into this Severance Agreement. No action of MAKO shall be taken as a waiver of its right to insist that Former Employee abide by the non-disclosure terms of this Severance Agreement.

15.      Former Employee acknowledges and agrees that in the event of a breach of the agreement not to disclose, that the amount of damages may be uncertain and that it would be difficult, or impossible, to calculate the amount of damages. Accordingly, Former Employee agrees that in the event of a breach of this agreement not to disclose, MAKO may institute legal proceedings against Former Employee including injunctive proceedings without the requirement of a bond. The prevailing party in any such action shall be entitled, upon proof in court, to damages, attorney fees, and costs.

4

EXECUTION VERSION

16.      The Parties acknowledge that in executing this Severance Agreement they do not rely and have not relied on any representation or statement made by any of the Parties or by any of the Parties’ agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Severance Agreement or otherwise, other than those specifically stated in this written Severance Agreement.

17.      The Parties further acknowledge and agree that any breach of any term, provision, or obligation of this Severance Agreement by any party, shall entitle the other to seek enforcement of such term, provision or obligation in a court of law of competent jurisdiction, and shall entitle the prevailing party to an award of the reasonable attorney’s fees and costs incurred in such proceeding. The proper and only venue for any action based upon any alleged breach of any term, provision or obligation of this Severance Agreement shall be in Broward County, Florida. The Parties agree that the interpretation and enforcement of this Severance Agreement shall be governed by the laws of the State of Florida without regard to conflict of laws principles.

18.      Former Employee acknowledges and reaffirms the post-employment covenants set forth in Section 5 of the Employment Agreement (as attached hereto as Exhibit A and incorporated by reference herein), and Former Employee agrees that all post-employment covenants remain in full force and effect and are hereby incorporated by reference into this Severance Agreement, notwithstanding that the Agreement is hereby terminated. Without limiting the foregoing, Former Employee expressly agrees and covenants to provide all assistance reasonably requested by MAKO in the establishment, preservation and enforcement of its intellectual property rights, such assistance to be provided at MAKO’s expense, but without any additional compensation to Former Employee.

19.      The Parties each agree not to make any statement, written or verbal, to any party reasonably likely to be harmful to the other Party or to be injurious to the goodwill, reputation or business standing of the other Party at any time in the future; provided, however, that this non-disparagement clause shall not preclude any party or its agents or representatives from any good faith response to any inquiries under oath or in response to governmental inquiry.

20.      Should any provision of this Severance Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid, unethical or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be affected thereby, and said illegal, unenforceable, unethical or invalid part, term, or provision shall be deemed not to be part of this Severance Agreement.

21.      This Severance Agreement is freely assignable and transferable by MAKO, but shall not be assignable or transferable in any respect by Former Employee.

22.      This Severance Agreement may be executed in any number of counterparts (including facsimile copies thereof) and by the separate Parties hereto in separate counterparts (including facsimile copies thereof), each of which shall be deemed to be one and the same instrument.

[signatures appear on following page]

5

EXECUTION VERSION

IN WITNESS WHEREOF, each of the Parties has executed this Severance Agreement on the date written below.

Witness to Former Employee’s Signature:		FORMER EMPLOYEE:

Signature:	/s/ Fritz LaPorte
/s/ James E. Keller
Name:	Fritz LaPorte	James E. Keller

Date: January 31, 2012

MAKO Surgical Corp.

		By:	/s/ Maurice R. Ferré
Maurice R. Ferré, President & CEO

6

EXECUTION VERSION

EXHIBIT A

EMPLOYMENT AGREEMENT

[as previously filed with the Securities and Exchange Commission on March 24, 2010 as Exhibit 10.1 to the Company’s Current Report on Form 8-K]

7